Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585

DaVita Inc. 1st Quarter 2019 Results
Denver, Colorado, May 7, 2019 — DaVita Inc. (NYSE: DVA) today announced results for the quarter ended March 31, 2019.
First quarter 2019 financial highlights:

•	Consolidated revenues of $2,743 million.

•	Operating income of $341 million.

	Three months ended March 31,
	2019	2018
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$120	$191
Per share	$0.72	$1.05
Adjusted net income from continuing operations(1)	$152	$191
Per share adjusted(1)	$0.91	$1.05
Net income	$149	$179
Per share	$0.90	$0.98

	Three months ended March 31,
	2019	2018
Operating income:	(dollars in millions)
Operating income	$341	$411
Adjusted operating income(1)	$382	$411

(1)
For the definitions of non-GAAP financial measures such as adjusted net income from continuing operations attributable to DaVita Inc., see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning at page 14.

Certain items impacting the quarter:
Leases: We adopted Topic 842, Leases on January 1, 2019 through a modified retrospective approach for leases existing at the adoption date with a cumulative effect adjustment. As a result of the adoption of the new standard we recorded operating lease right-of-use assets and liabilities on our consolidated balance sheet. As of March 31, 2019, our operating lease right-of-use assets were $2.737 billion and our operating lease liabilities were $2.993 billion as stated on our consolidated balance sheet.

Non-GAAP adjustments to operating income:
Goodwill impairment charge: During the quarter ended March 31, 2019, we recognized a non-cash goodwill impairment charge of $41 million in our Germany kidney care business. This included a $9 million increase to the goodwill impairment charge due to the deferred tax assets that the impairment itself generated. The effect was a $41 million goodwill impairment charge to operating income, a $9 million credit to tax expense, and a net $32 million impact on net income.
Financial and operating metrics:

	Three months ended March 31,
	2019	2018
Cash flow:	(dollars in millions)
Operating cash flow	$141	$363
Operating cash flow from continuing operations	$73	$206
Free cash flow from continuing operations(1)	$(52)	$62

(1)
For the definitions of non-GAAP financial measures such as adjusted net income from continuing operations attributable to DaVita Inc., see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning at page 14.

Volume: Total U.S. dialysis treatments for the first quarter of 2019 were 7,297,460, or 95,267 treatments per day, representing a per day increase of 2.9% over the first quarter of 2018. Normalized non-acquired treatment growth in the first quarter of 2019 as compared to the first quarter of 2018 was 2.4%.
Effective income tax rate: Our effective income tax rate on income from continuing operations was 26.3% for the three months ended March 31, 2019. This effective income tax rate is impacted by the amount of third party owners' income attributable to non-tax paying entities. The effective income tax rate on income from continuing operations attributable to DaVita Inc. was 32.0% for the three months ended March 31, 2019.
Our effective income tax rate on income from continuing operations attributable to DaVita Inc. for the three months ended March 31, 2019 was also impacted by the goodwill impairment charge mentioned previously. Excluding this item from the three months ended March 31, 2019, our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. would have been 30.1%.
Center activity: As of March 31, 2019, we provided dialysis services to a total of approximately 228,900 patients at 2,932 outpatient dialysis centers, of which 2,689 centers were located in the United States and 243 centers were located in nine countries outside of the United States. During the first quarter of 2019, we opened a total of 27 new dialysis centers, acquired two dialysis centers and closed three dialysis centers in the United States. In addition, our international dialysis operations acquired two dialysis centers outside of the United States during the first quarter of 2019.

Outlook:
The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current forward-looking measures. We do not provide guidance for consolidated operating income or effective tax rate on income from continuing operations on a GAAP basis nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including goodwill impairment charges and foreign currency fluctuations, any of which may be significant. The guidance for effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. also excludes the amount of third party owners' income and related taxes attributable to non-tax paying entities.

	2019 Guidance
	Low	High
	(dollars in millions)
Adjusted consolidated operating income	$1,540	$1,640
Operating cash flow from continuing operations	$1,375	$1,575
Capital expenditures from continuing operations	$800	$840
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	28.5%	29.5%
We will be holding a conference call to discuss our results for the first quarter ended March 31, 2019, on May 7, 2019, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All such statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by the PSLRA. Without limiting the foregoing, statements including the words “expect,” “intend,” “will,” “plan,” “anticipate,” “believe,” “we are confident that,” “forecast,” “guidance,” “outlook,” “goals,” and similar expressions are intended to identify forward-looking statements.
The forward-looking statements should be considered in light of these risks and uncertainties. All forward-looking statements in this release are based on information available to us on the date of this release. We undertake no obligation to publicly update or revise any of our guidance, the assessment of the underlying assumptions or other forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise.
These forward-looking statements could include but are not limited to statements related to our guidance and expectations for our 2019 adjusted consolidated operating income, our 2019 operating cash flows from continuing operations, our 2019 effective income tax rate attributable to DaVita Inc., our 2019 capital expenditures from continuing operations, our expected advocacy costs, our expectations regarding the pending DMG sale transaction and our expectations related to our stock repurchase program.
Our actual results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•
the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, including as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

•
the extent to which the ongoing implementation of healthcare exchanges or changes in or new legislation, regulations or guidance, or enforcement thereof, including among other things those regarding the exchanges, results in a reduction in reimbursement rates for our services from and/or the number of patients enrolled in higher-paying commercial plans;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs;

•	the impact of the Medicare Advantage benchmark structure;

•
risks arising from potential and proposed federal and/or state legislation, regulation or ballot or other initiatives, including healthcare-related and labor-related legislation, regulation or ballot or other initiatives;

•
the impact of the changing political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current health care marketplace;

•	changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to calcimimetics;

•
legal compliance risks, such as our continued compliance with complex government regulations and the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other current or potential settlement terms and the financial impact thereof and our ability to recover any losses related to such legal matters from third parties;

•	continued increased competition from dialysis providers and others, and other potential marketplace changes;

•
our ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, including our ability to achieve anticipated savings from our recent restructurings;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;

•
noncompliance by us or our business associates with any privacy laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•	the variability of our cash flows;

•
the risk that we may not be able to generate sufficient cash in the future to service our indebtedness or to fund our other liquidity needs, and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;

•
factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, including market conditions, the price of our common stock, our cash flow position, borrowing capacity and leverage ratios, and legal, regulatory and contractual requirements;

•
the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to consistently operate them profitably anytime soon, if at all;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill, investments or other assets, including the risk that we may recognize additional valuation adjustments or goodwill impairment related to DMG;

•
the risks and uncertainties associated with the timing, conditions and receipt of regulatory approvals and satisfaction of other closing conditions of the DMG sale transaction and continued disruption in connection with the DMG sale transaction making it more difficult to maintain business and operational relationships;

•	risks and uncertainties related to our ability to complete the DMG sale transaction on the timetable expected, and on the terms set forth in the equity purchase agreement or at all;

•	uncertainties related to our liquidity following the close of the DMG sale transaction and our planned subsequent entry into new external financing arrangements, which may be less than we anticipate;

•
uncertainties related to our use of the proceeds from the DMG sale transaction and other available funds, including external financing and cash flow from operations, which may be used in ways that may not improve our results of operations or enhance the value of our common stock;

•	risks related to certain contractual restrictions on the conduct of DMG’s business while the DMG sale transaction is pending;

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which DMG conducts its business;

•	the risk that the cost of providing services under DMG’s agreements may exceed our compensation;

•	the risk that any reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact DMG’s business, revenue and profitability;

•	the risk that DMG may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability;

•	the risk that a disruption in DMG’s healthcare provider networks could have an adverse effect on DMG’s business operations and profitability;

•	the risk that reductions in the quality ratings of health plans DMG serves or healthcare services that DMG provides could have an adverse effect on DMG’s business;

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with DMG or may be willing to contract only on less favorable terms; and

•
the risk factors set forth in our most recent quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, and the other risks and uncertainties discussed in any subsequent reports that we file or furnish to the SEC from time to time.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share data)

	Three months ended March 31,
	2019	2018
Dialysis and related lab patient service revenues	$2,635,152	$2,591,074
Provision for uncollectible accounts	(5,463)	25,545
Net dialysis and related lab patient service revenues	2,629,689	2,616,619
Other revenues	113,423	232,825
Total revenues	2,743,112	2,849,444
Operating expenses and charges:
Patient care costs	1,964,935	2,035,585
General and administrative	250,813	266,529
Depreciation and amortization	148,528	142,799
Equity investment loss	(2,708)	(155)
Provision for uncollectible accounts	—	(6,000)
Goodwill impairment charges	41,037	—
Total operating expenses and charges	2,402,605	2,438,758
Operating income	340,507	410,686
Debt expense	(131,519)	(113,516)
Other income, net	6,940	4,582
Income from continuing operations before income taxes	215,928	301,752
Income tax expense	56,746	70,737
Net income from continuing operations	159,182	231,015
Net income (loss) from discontinued operations, net of tax	30,305	(5,786)
Net income	189,487	225,229
Less: Net income attributable to noncontrolling interests	(40,198)	(46,543)
Net income attributable to DaVita Inc.	$149,289	$178,686
Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations per share	$0.72	$1.07
Basic net income per share	$0.90	$1.00
Diluted net income from continuing operations per share	$0.72	$1.05
Diluted net income per share	$0.90	$0.98
Weighted average shares for earnings per share:
Basic	166,387,958	178,957,865
Diluted	166,780,657	181,834,547
Amounts attributable to DaVita Inc.:
Net income from continuing operations	$120,254	$191,015
Net income (loss) from discontinued operations	29,035	(12,329)
Net income attributable to DaVita Inc.	$149,289	$178,686

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2019	2018
Net income	$189,487	$225,229
Other comprehensive income, net of tax:
Unrealized (losses) gains on interest rate cap agreements:
Unrealized (losses) gains	(580)	1,050
Reclassifications of net realized losses into net income	1,606	1,537
Unrealized (losses) gains on foreign currency translation:
Foreign currency translation adjustments	(13,653)	19,881
Other comprehensive (loss) income	(12,627)	22,468
Total comprehensive income	176,860	247,697
Less: Comprehensive income attributable to noncontrolling interests	(40,198)	(46,543)
Comprehensive income attributable to DaVita Inc.	$136,662	$201,154

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$189,487	$225,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	148,528	142,799
Impairment charges	41,037	—
Stock-based compensation expense	12,110	9,685
Deferred income taxes	41,372	43,617
Equity investment (loss) income, net	(337)	3,564
Other non-cash charges, net	1,720	9,959
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(132,292)	(63,701)
Inventories	3,324	57,621
Other receivables and other current assets	1,199	(34,120)
Other long-term assets	(1,997)	2,054
Accounts payable	(38,537)	(62,830)
Accrued compensation and benefits	(173,583)	(62,550)
Other current liabilities	17,236	49,379
Income taxes	32,502	30,772
Other long-term liabilities	(465)	11,061
Net cash provided by operating activities	141,304	362,539
Cash flows from investing activities:
Additions of property and equipment	(198,878)	(232,443)
Acquisitions	(11,274)	(16,582)
Proceeds from asset and business sales	13,903	18,535
Purchase of other debt and equity investments	(3,290)	(2,646)
Purchase of investments held-to-maturity	(209)	(3,586)
Proceeds from sale of other debt and equity investments	3,302	5,151
Proceeds from investments held-to-maturity	—	31,454
Purchase of equity investments	(4,067)	(2,476)
Distributions received on equity investments	155	2,465
Net cash used in investing activities	(200,358)	(200,128)
Cash flows from financing activities:
Borrowings	17,133,464	13,306,898
Payments on long-term debt and other financing costs	(16,776,267)	(13,202,225)
Purchase of treasury stock	—	(290,377)
Distributions to noncontrolling interests	(44,230)	(45,467)
Stock award exercises and other share issuances, net	1,517	(1,185)
Contributions from noncontrolling interests	18,947	12,009
Purchases of noncontrolling interests	(8,480)	(2,200)
Net cash provided by (used in) financing activities	324,951	(222,547)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(921)	6,668
Net increase (decrease) in cash, cash equivalents and restricted cash	264,976	(53,468)
Less: Net increase in cash, cash equivalents and restricted cash from discontinued operations	118,962	17,834
Net increase (decrease) in cash, cash equivalents and restricted cash from continuing operations	146,014	(71,302)
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	415,420	518,920
Cash, cash equivalents and restricted cash of continuing operations at end of the period	$561,434	$447,618

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except share data)

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$459,242	$323,038
Restricted cash and equivalents	102,192	92,382
Short-term investments	4,035	2,935
Accounts receivable, net	1,953,422	1,858,608
Inventories	104,236	107,381
Other receivables	489,581	469,796
Income tax receivable	42,650	68,614
Prepaid and other current assets	64,770	111,840
Current assets held for sale, net	6,004,948	5,389,565
Total current assets	9,225,076	8,424,159
Property and equipment, net of accumulated depreciation of $3,538,992 and $3,524,098	3,392,266	3,393,669
Operating lease right-of-use assets	2,736,536	—
Intangible assets, net of accumulated amortization of $82,265 and $80,566	118,324	118,846
Equity method and other investments	226,309	224,611
Long-term investments	34,414	35,424
Other long-term assets	73,651	71,583
Goodwill	6,799,368	6,841,960
	$22,605,944	$19,110,252
LIABILITIES AND EQUITY
Accounts payable	$365,192	$463,270
Other liabilities	572,944	595,850
Accrued compensation and benefits	495,327	658,913
Current portion of operating leases liabilities	367,413	—
Current portion of long-term debt	4,676,691	1,929,369
Current liabilities held for sale	1,753,310	1,243,759
Total current liabilities	8,230,877	4,891,161
Long-term operating leases liabilities	2,625,776	—
Long-term debt	5,787,013	8,172,847
Other long-term liabilities	143,756	450,669
Deferred income taxes	588,805	562,536
Total liabilities	17,376,227	14,077,213
Commitments and contingencies:
Noncontrolling interests subject to put provisions	1,143,044	1,124,641
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000,000 shares authorized; 166,396,147 and 166,387,307 shares issued and outstanding, respectively)	166	166
Additional paid-in capital	990,380	995,006
Retained earnings	2,932,359	2,743,194
Accumulated other comprehensive loss	(47,551)	(34,924)
Total DaVita Inc. shareholders' equity	3,875,354	3,703,442
Noncontrolling interests not subject to put provisions	211,319	204,956
Total equity	4,086,673	3,908,398
	$22,605,944	$19,110,252

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
1. Consolidated Business Metrics:
Operating income margin	12.4%	13.8%	14.4%
Adjusted operating income margin excluding certain items(1)(5)	13.9%	13.1%	14.4%
General and administrative expenses as a percent of consolidated revenues(2)	9.1%	9.5%	9.4%
Effective income tax rate on income from continuing operations	26.3%	20.0%	23.4%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(1)	32.0%	24.3%	27.0%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(1)	30.1%	23.1%	27.0%

2. Summary of Division Financial Results:
Revenues
U.S. net dialysis and related lab patient services and other	$2,547	$2,633	$2,538
Other—Ancillary services and strategic initiatives
U.S. other	109	100	237
International net dialysis patient service and other	120	124	103
	230	224	340
Eliminations	(34)	(35)	(29)
Total consolidated revenues	$2,743	$2,821	$2,849
Operating income (loss)
U.S. dialysis and related lab services	$417	$437	$433
Other—Ancillary services and strategic initiatives
U.S.	(15)	(19)	(5)
International	(43)	(10)	(2)
	(58)	(29)	(7)
Corporate administrative support	(19)	(20)	(16)
Total consolidated operating income	$341	$388	$411

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
3. Summary of Reportable Segment Financial Results:
U.S. Dialysis and Related Lab Services
Revenue:
Net dialysis and related lab patient service revenues	$2,542	$2,628	$2,533
Other revenues	5	5	5
Total operating revenues	2,547	2,633	2,538
Operating expenses:
Patient care costs	1,797	1,872	1,779
General and administrative	197	210	196
Depreciation and amortization	141	147	135
Equity investment income	(5)	(5)	(5)
Gain on changes in ownership interests, net	—	(28)	—
Total operating expenses	2,130	2,196	2,105
Segment operating income	$417	$437	$433
Reconciliation for non-GAAP measure:
Gain on changes in ownership interests, net	—	(28)	—
Adjusted segment operating income(1)	$417	$409	$433

4. U.S. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	7,297,460	7,552,412	7,174,026
Number of treatment days	76.6	79.4	77.5
Treatments per day	95,267	95,119	92,568
Per day year over year increase	2.9%	3.1%	4.8%
Normalized non-acquired treatment growth year over year	2.4%	2.6%	3.4%
Operating net revenues
Dialysis and related lab services net revenue per treatment	$348.37	$347.97	$353.05
Expenses
Patient care costs per treatment	$246.29	$247.81	$248.02
General and administrative expenses per treatment	$27.00	$27.86	$27.28
Accounts receivable
Net receivables	$1,794	$1,703	$1,620
DSO	64	60	59

5. Discontinued Operations:
Operating results
Net revenues	$1,382	$1,231	$1,228
Expenses	1,338	1,282	1,226
Valuation adjustment	—	219	—
Goodwill impairment charges	—	42	—
Income (loss) from discontinued operations before taxes	44	(313)	2
Income tax expense (benefit)	14	(3)	7
Net income (loss) from discontinued operations, net of tax	$30	$(309)	$(6)

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
6. Cash Flow:
Operating cash flow	$141	$389	$363
Operating cash flow from continuing operations	$73	$307	$206
Operating cash flow from continuing operations, last twelve months	$1,348	$1,481	$993
Free cash flow from continuing operations(1)	$(52)	$112	$62
Free cash flow from continuing operations, last twelve months(1)	$756	$869	$447
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$80	$139	$99
Development and relocations	$99	$123	$102
Acquisition expenditures	$10	$65	$16
Proceeds from sale of self-developed properties	$12	$13	$18

7. Debt and Capital Structure:
Total debt(3)(4)	$10,512	$10,154	$9,526
Net debt, net of cash and cash equivalents(3)(4)	$10,053	$9,831	$9,167
Leverage ratio (see calculation on page 13)	4.62x	4.52x	3.75x
Weighted average effective interest rate:
During the quarter	5.16%	5.07%	4.87%
At end of the quarter	5.14%	5.19%	4.98%
On the senior secured credit facilities at end of the quarter	5.00%	5.11%	4.67%
Debt with fixed and capped rates as a percentage of total debt:
Debt with rates fixed by its terms	46%	48%	51%
Debt with rates fixed or capped by cap agreements	79%	82%	88%
Share repurchases	$—	$—	$298
Total number of shares repurchased	—	—	4,197,304
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
_________________

(1)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(2)	General and administrative expenses includes certain corporate support, long-term incentive compensation and advocacy costs.

(3)
The reported balance sheet amounts at March 31, 2019, December 31, 2018 and March 31, 2018, exclude $48.5 million, $52.0 million and $62.0 million, respectively, of a debt discount associated with our Term Loan B and other deferred financing costs. The reported balance sheet amounts exclude DMG debt which is classified as held for sale liabilities for all periods presented.

(4)	The reported total debt and net debt, net of cash and cash equivalents, excludes DMG cash and debt classified as held for sale assets and liabilities, respectively, for all periods presented.

(5)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated revenues.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)

Note 1: Calculation of the Leverage Ratio
Under the senior secured credit facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to users to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). As allowed by the Credit Agreement, the Company has elected to calculate debt using the existing GAAP in place at the commencement of the Credit Agreement; therefore, the Company has not adjusted its debt balance to include the lease liabilities under ASC Topic 842. The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

	Rolling twelve months ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net income attributable to DaVita Inc.	$129,997	$159,394	$394,607
Income taxes	350,689	358,168	(250,715)
Interest expense	462,877	451,251	407,239
Depreciation and amortization	596,764	591,035	730,077
Impairment charges	103,018	61,981	942,223
Noncontrolling interests and equity investment income, net	173,609	183,855	193,007
Stock-settled stock-based compensation	75,489	73,081	35,097
Gain on changes in ownership interest, net	(85,699)	(85,699)	(17,129)
Valuation adjustment on disposal group	316,840	316,840	—
Other	22,712	41,084	1,552
“Consolidated EBITDA”	$2,146,296	$2,150,990	$2,435,958

	March 31, 2019	December 31, 2018	March 31, 2018
Total debt, excluding debt discount and other deferred financing costs(1)	$10,548,104	$10,190,763	$9,563,255
Letters of credit issued	79,099	36,987	36,917
	10,627,203	10,227,750	9,600,172
Less: Cash and cash equivalents including short-term investments (excluding DMG’s physician owned entities cash)	(710,603)	(501,695)	(470,088)
Consolidated net debt	$9,916,600	$9,726,055	$9,130,084
Last twelve months “Consolidated EBITDA”	$2,146,296	$2,150,990	$2,435,958
Leverage ratio	4.62x	4.52x	3.75x
_________________

(1)
The reported total debt amounts at March 31, 2019, December 31, 2018 and March 31, 2018, exclude $48.5 million, $52.0 million and $62.0 million, respectively, of a debt discount associated with our Term Loan B and other deferred financing costs.

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of March 31, 2019. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, and gains and charges associated with settlements; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, we use adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures are useful to management, investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. We also believe these presentations enhance a user's understanding of our normal consolidated operating income by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities, and the effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, free cash flow from continuing operations represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology from continuing operations. We believe this non-GAAP measure is useful to management, investors and analysts as an adjunct to cash flows from operating activities from continuing operations and other measures under GAAP, since free cash flow from continuing operations is meaningful for assessing our ability to fund acquisition and development activities and meet our debt service obligations.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following Notes 2 through 5 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands, except for per share data)

Note 2:	Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	March 31, 2019		December 31, 2018		March 31, 2018
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$120,254	$0.72	$160,332	$0.96	$191,015	$1.05
Operating charges:
Goodwill impairment charges	41,037	0.25	—	—	—	—
Gain on changes in ownership interests, net	—	—	(28,152)	(0.17)	—	—
Equity investment loss (income):
Loss due to business sale in APAC JV	—	—	8,715	0.05	—	—
Loss due to impairments in APAC JV	—	—	1,530	0.01	—	—
Related income tax	(8,865)	(0.05)	6,719	0.04	—	—
Adjusted net income from continuing operations attributable to DaVita Inc.	$152,426	$0.91	$149,144	$0.90	$191,015	$1.05
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 3:    Adjusted operating income

	Three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
Consolidated:
Operating income	$340,507	$387,908	$410,686
Operating charges:
Goodwill impairment charges	41,037	—	—
Gain on changes in ownership interests, net	—	(28,152)	—
Equity investment loss (income):
Loss due to business sale in APAC JV	—	8,715	—
Loss due to impairments in APAC JV	—	1,530	—
Adjusted operating income	$381,544	$370,001	$410,686

	Three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
Consolidated:
U.S. dialysis and related lab services:
Segment operating income	$416,981	$436,893	$433,380
Gain on changes in ownership interests, net	—	(28,152)	—
Adjusted U.S. dialysis and related lab services operating income	416,981	408,742	433,380
Other - Ancillary services and strategic initiatives:
U.S.
Segment operating loss	(14,918)	(18,993)	(5,186)
International
Segment operating loss	(42,712)	(10,489)	(1,804)
Goodwill impairment charge	41,037	—	—
Equity investment loss (income):
Loss due to business sale in APAC JV	—	8,715	—
Loss due to impairments in APAC JV	—	1,530	—
Adjusted operating loss	(1,675)	(245)	(1,804)
Adjusted Other - Ancillary services and strategic initiatives operating loss	(16,593)	(19,238)	(6,990)
Corporate administrative support:
Segment operating loss	(18,844)	(19,502)	(15,704)
Adjusted operating income	$381,544	$370,001	$410,686
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 4:    Effective income tax rates and adjusted effective income tax rates

	Three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
Income from continuing operations before income taxes	$215,928	$259,114	$301,752
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(39,008)	(47,203)	(40,088)
Income before income taxes attributable to DaVita Inc.	$176,920	$211,911	$261,664

Income tax expense	$56,746	$51,748	$70,737
Less: Income tax attributable to noncontrolling interests	(80)	(169)	(88)
Income tax expense attributable to DaVita Inc.	$56,666	$51,579	$70,649

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	32.0%	24.3%	27.0%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
Income from continuing operations before income taxes	$215,928	$259,114	$301,752
Operating charges:
Goodwill impairment charges	41,037	—	—
Gain on changes in ownership interests, net	—	(28,152)	—
Equity investment loss (income):
Loss due to business sale in APAC JV	—	8,715	—
Loss due to impairments in APAC JV	—	1,530	—
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(39,008)	(47,203)	(40,088)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$217,957	$194,004	$261,664
Income tax expense	$56,746	$51,748	$70,737
Add income tax related to:
Goodwill impairment charges	8,865	—	—
Gain on changes in ownership interests, net	—	(7,247)	—
Equity investment loss (income):
Loss due to business sale in APAC JV	—	449	—
Loss due to impairments in APAC JV	—	79	—
Less income tax related to:
Noncontrolling interests	(80)	(169)	(88)
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$65,531	$44,860	$70,649
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	30.1%	23.1%	27.0%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 5:    Free cash flow from continuing operations

	Three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net cash provided by continuing operating activities	$73,064	$307,278	$206,291
Less: Distributions to noncontrolling interests	(44,230)	(56,768)	(45,467)
Cash provided by continuing operating activities attributable to DaVita Inc.	28,834	250,510	160,824
Less: Expenditures for routine maintenance and information technology	(80,390)	(138,745)	(99,268)
Free cash flow from continuing operations	$(51,556)	$111,765	$61,556

	Rolling 12-Month Period
	March 31, 2019	December 31, 2018	March 31, 2018
Net cash provided by continuing operating activities	$1,347,729	$1,480,956	$992,597
Less: Distributions to noncontrolling interests	(195,204)	(196,441)	(213,043)
Cash provided by continuing operating activities attributable to DaVita Inc.	1,152,525	1,284,515	779,554
Less: Expenditures for routine maintenance and information technology	(396,160)	(415,038)	(332,663)
Free cash flow from continuing operations	$756,365	$869,477	$446,891
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.